Exhibit 10.15

THE OPTION GRANTED PURSUANT TO THIS INCENTIVE STOCK OPTION AGREEMENT (THE “OPTION”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE OPTION OR THE SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, WHICH IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

BIOVEST INTERNATIONAL, INC.

2000 STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is effective as of February 10, 2006, (the “Option Grant Date”) between BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Company”), and Angelos Stergiou (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company merged with Biovest International, Inc., a Delaware corporation, formerly known as Cellex Biosciences, Inc. (the “Predecessor Company”) pursuant to An Agreement and Plan of Merger (the “Merger Agreement”) and pursuant to the Merger Agreement approved by the stockholders of the Company on June 28, 2001, the Company adopted all obligations of the Predecessor Company under all employee benefit plans, including the Predecessor Company’s 2000 Stock Option Plan (the “Plan”) originally established by the Board of Directors of the Predecessor Company on February 27, 2001, and approved on March 13, 2001 by the shareholders of the Predecessor Company; and

WHEREAS, the Committee appointed by the Board of Directors of the Company pursuant to Article 3 of the Plan (the “Committee”) has granted this Option to the Optionee;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Grant of Option.

A. Option. On the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to the Optionee this Option to purchase an aggregate of Thirty-three Thousand Three Hundred Thirty-three (33,333) shares of common stock, $.01 par value, of the Company (the “Shares”) at a price of $0.72 per share, equal to 110% of the closing price of the Company’s common stock on the OTC-BB market for the date of this Option grant. This Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

B. Stock Option Plan. This Option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received, read and understood. The provisions of the Plan are hereby incorporated by reference into this Agreement. Unless the context otherwise requires, all terms defined in the Plan shall have the same meanings when used herein.

2. Right to Exercise.

Subject to the terms and conditions of the Plan and this Agreement, the Option shall vest and become exercisable with respect to the Shares according to the following schedule:

(a) 33  1/3% of the total number of Shares immediately upon the Option Grant date;

(b) an additional 33  1/3% of the total number of Shares on the one year anniversary of the Option Grant date;

(c) and all of the remaining Shares on the second anniversary of the Option Grant date.

The number of Shares included in each installment shall be rounded to the nearest integer. To the extent that the aggregate Fair Market Value of Optioned Shares on the Option Grant Date with respect to which Incentive Stock Options granted hereunder are exercisable for the first time (according to the schedule above) by the Optionee during any calendar year under the Plan (and any other Incentive Stock Option of the Company or any Subsidiary of the Company) exceeds $100,000, such Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as “Nonqualified Stock Options” (as that term is defined under the Code and the Plan). To the extent that Options granted hereunder do not qualify as Incentive Stock Options for any other reason, they will be treated as Nonqualified Stock Options.

3. No Transfer.

This Option is not transferable by Optionee otherwise than by will or the laws of descent and distribution. During the Optionee’s lifetime, this Option is only exercisable by Optionee.

4. Exercise Procedures.

A. Notice of Exercise. The Optionee (or, in the event of the death of the Optionee, the Optionee’s Designated Beneficiary or personal representative) may exercise this Option by giving written notice to the Committee in the manner provided in the Plan and substantially in the form annexed hereto as Exhibit A. The notice shall specify the election to exercise this Option, the number of Shares with respect to which this Option is being exercised and the form of payment (if more than one form is available). The notice shall be signed by the person exercising this Option. In the event that this Option is being exercised by the Designated Beneficiary or personal representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Committee) of the Designated Beneficiary’s or personal representative’s right to exercise this Option. The Optionee or the Optionee’s Designated Beneficiary or personal representative shall deliver to the Company at the time of giving the notice, payment in a form provided under Section 5 for the full amount of the exercise price applicable to that portion of this Option being exercised.

B. Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option and bearing such legends, including the legend in Section 8 below, as may be appropriate. The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this Option.

C. Withholding Taxes. In the event that the Committee determines that the Company is required to withhold foreign, federal, state or local tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Committee to enable the Company to satisfy all withholding requirements. Any Shares purchased by exercising this Option shall also be issued subject to condition that the Optionee shall make the arrangements satisfactory to the Committee to enable the Company to satisfy any withholding requirements that may arise in connection with the disposition of such Shares.

5. Payment for Stock.

A. Cash. All or part of the exercise price may be paid in lawful money of the United States of America.

B. Property or Stock. At the sole discretion of the Committee, all or part of the exercise price and any withholding taxes may be paid by the surrender of Mature Shares or other property acceptable to the Committee in good form for transfer. Such property or Shares must have a Market Price (as determined by the Committee) on the date of exercise of this Option which, together with any amount paid in another form, is equal to the aggregate exercise price.

C. Promissory Note. At the sole discretion of the Committee, all or part of the exercise price may be paid by delivery of the Optionee’s personal recourse note bearing interest payable not less frequently than annually at no less than the Applicable Federal Rate, as defined in Section 1274(d) of the Code, along with a pledge agreement satisfactory to the Committee, together with a stock certificate or certificates representing shares of the Company’s Common Stock (having a Market Price equal as of the date of exercise to at least the value of the principal amount of the note), duly endorsed or accompanied by a stock power or powers duly endorsed, to secure the Optionee’s obligations under such personal recourse note.

D. Exercise/Sale. At the sole discretion of the Committee, all or part of the exercise price and any withholding taxes may be paid by the delivery of an irrevocable direction (acceptable to the Committee) to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

E. Exercise/Pledge. At the sole discretion of the Committee, all or part of the exercise price and any withholding taxes may be paid by the delivery of an irrevocable direction (acceptable to the Committee) to a securities broker or lender approved by the Company to pledge Shares as security for a loan and to deliver all or part of the loan proceeds to the Company.

6. Term and Expiration.

A. Term of Option. This Option shall expire on the day before the tenth anniversary of the Option Grant Date, unless sooner terminated as provided in the Plan and this Agreement and may be exercised during such term only in accordance with the Plan and this Agreement.

B. Forfeiture on Termination for Cause. This Option shall be forfeited immediately upon an Optionee’s termination of employment if such termination is for “cause”. The term “cause” shall mean any one (or more) of the following: (i) the Optionee’s commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary or affiliate; or (ii) an act of dishonesty by the Optionee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary or affiliate; or (iii) such meaning, if any, as set forth in any employment agreement between the Optionee and the Company or a subsidiary or affiliate. It shall be within the sole discretion of the Committee to determine whether an Optionee’s termination was for one of the foregoing reasons, and its decision shall be final and conclusive.

C. Termination due to Disability. Any Options held by the Optionee on the date the Optionee ceases employment due to Disability that were otherwise exercisable on such date shall terminate unless exercised within the period of one year from the date of termination of the Optionee due to “Disability”, but in no event after the expiration date of the Option as set forth in Section 6(A). “Disability” shall have the same meaning set forth in Code Section 22(e)(3).

D. Termination Due To Retirement. Any Options held by the Optionee on the date the Optionee ceases employment due to Retirement that were otherwise exercisable on such date shall terminate unless exercised within the period of three months from the date of termination of the Optionee due to “Retirement”, but in no event after the expiration date of the Option as set forth in Section 6(A). “Retirement” shall mean a termination of employment arrangement with the Company or a subsidiary or affiliate with the written consent of the Committee in its sole discretion.

E. Termination Due to Death. Any Options held by the Optionee on the date of death of the Optionee which were otherwise exercisable on such date shall terminate unless exercised within a period of two years from the date of death of the Optionee by the beneficiary designated by the Optionee or by the Optionee’s personal representative, but in no event after the expiration date of the Option as set forth in Section 6(A).

F. Termination for any other Reason. If termination is for any reason other than those set forth in Subsections (B) through (E) of this Section 6, any Options held by the Optionee on the date the Optionee ceased employment that were otherwise exercisable on such date shall terminate unless exercised within 60 days of the date of termination of the Optionee, but in no event after the expiration date of the Option as set forth in Section 6(A).

7. No Registration Rights.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

8. Securities Law and Other Restrictions.

A. Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Committee at its discretion, may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with any agreement to which the Company is a party, the Securities Act, the securities laws of any state or any other law or with restrictions imposed on the Company by its underwriters, or otherwise.

B. Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

C. Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, it shall be a condition of exercise of this Option that the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

D. Legend. All certificates evidencing Shares acquired under this Agreement in an unregistered transaction shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY, IN THE OPINION OF COUNSEL, OF AN EXEMPTION FROM REGISTRATION THEREUNDER”.

E. Administration. Any determination by the Committee, the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be conclusive and binding on the Optionee and all other persons.

9. Shares and Adjustments.

A. General. In the event of a subdivision of the outstanding shares of common stock of the Company (the “Common Stock”), a stock split, a reverse stock split, a declaration of a dividend payable in Common Stock, a declaration of a dividend payable in a form other than cash or Common Stock in an amount that has a material effect on the value of Common Stock, a combination or consolidation of the outstanding shares of Common Stock into a lesser number of shares of Common Stock, a recapitalization, a spinoff, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or both of (i) the number of shares of Common Stock covered by this Option or (ii) the exercise price to prevent dilution or enlargement of the Optionee’s rights hereunder.

B. Reorganizations. In the event that the Company is a party to an Acquisition, the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substitution on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) upon written notice to the Optionees, provided that all Options must be exercised, to the extent then exercisable (or in the discretion of the Committee or the Successor Board, also provide that all unvested Options shall be, or become at the time which the Committee shall determine, either immediately exercisable or immediately terminate), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment or other consideration equal to the excess of the Market Price of the Shares subject to such Options (to the extent then exercisable, or in the discretion of the Committee or the Successor Board, whether or not then exercisable) over the exercise price thereof.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an Optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise, the securities he would have received if he had exercised his Option immediately prior to such recapitalization or reorganization.

D. Modification of Incentive Stock Options. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B, or C with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

E. Dissolution, Liquidation, Sale of Assets. In the event of the proposed dissolution, liquidation or sale of all or substantially all the assets of the Company, this Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F. Reservation of Rights. Except as provided in this Section 9, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares subject to this Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. “Lock-Up” Agreement.

The Optionee, if so requested by the Committee and an underwriter of Common Stock or other securities of the Company, shall not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Company held by him or which he has the right to acquire during the 180-day period following the effective date of a registration statement of the Company filed with the Securities and Exchange Commission in connection with such offering or such shorter period as such underwriter shall have advised the Company in writing is adequate to permit the successful and orderly distribution of such Common Stock or other securities; provided, however, that such “lock-up” agreement shall be in writing and in form and substance satisfactory to the Committee and such underwriter. The Company may impose stop-transfer instructions with respect to Common Stock or other securities subject to the foregoing restrictions until the end of said 180-day period. This Section 10 shall survive the termination or exercise of this Option.

11. Miscellaneous Provisions.

A. Entire Agreement; Amendments. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement may not be amended except by a written instrument signed by both parties hereto.

B. Choice of Law. This agreement shall be governed by, construed in accordance with, and enforced under, the law of the State of New York applicable to agreements or instruments entered into and performed entirely within such State.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has personally executed this Agreement.

BIOVEST INTERNATIONAL, INC.

By:
Angelos Stergiou		James A. McNulty, CFO & Secretary

EXHIBIT A

                         [Date of Exercise]

Biovest International, Inc.

324 S. Hyde Park Avenue Suite 350

Tampa FL 33602

Attention: Corporate Secretary

Re:	Incentive Stock Option

Dear Sir:

I am the holder of a stock option granted to me by Biovest International, Inc. (the “Company”), pursuant to an Incentive Stock Option Agreement dated as of February 10, 2006, to purchase 33,333 shares of Common Stock of the Company (“Shares”). I hereby exercise such option with respect to              Shares, the total purchase price for which is $            , and [I enclose a certified, bank cashier’s or other acceptable check payable to the order of the Company in the amount of $            , representing the total purchase price for the Shares] [I hereby elect to pay the purchase price by delivering to the Company              shares of Common Stock of the Company having a fair market value equal to $             from the Shares I am purchasing pursuant to the exercise of such option] [I enclose an irrevocable direction to a securities broker to deliver sales or loan proceeds to the Company in the amount of $            , representing the total purchase price for the Shares]. [I enclose the necessary promissory note, pledge agreement and related documents pursuant to my loan from the Company in the amount of $             representing the total purchase price for the Shares]. The certificate or certificates representing the Shares should be registered in my name and should be forwarded to me at                                                               .

Please acknowledge receipt of the exercise of my Incentive Stock Option on the attached copy of this letter.

Very truly yours,

Angelos Stergiou

RECEIPT ACKNOWLEDGED:

BIOVEST INTERNATIONAL, INC.

By:
Name:
Title: